UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2007
NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (630) 753-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On December 16, 2007, Navistar International Corporation (the “company”) issued a press release, which is attached as Exhibit 99.1 to this Current Report and incorporated by reference herein, announcing the end of the seven-week strike at International Truck and Engine Corporation, a subsidiary of the company, as members of the United Auto Workers (UAW) approved new three-year labor agreements.
In that press release, the company also announced its preliminary unaudited manufacturing cash and marketable securities balance (non-GAAP measure) as of October 31, 2007 of $695 million.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.
     (d) Exhibits

Exhibit
No.	Description	Page
99.1	Press Release dated December 16, 2007
Forward Looking Statements
Information provided and statements contained in this report that are not purely historical are forward -looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in the report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “goal,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, please see Item 1A of our Annual Report on Form 10-K for the fiscal year ended October, 31, 2005 filed with the Securities and Exchange Commission on December 10, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NAVISTAR INTERNATIONAL CORPORATION
                    Registrant

Date: December 18, 2007	/s/ William A. Caton

William A. Caton
Executive Vice President and Chief Financial Officer